SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 12, 2003

SUMMIT SECURITIES, INC.
(Exact name of registrant as specified in its charter)

Idaho	1-16177	82-0438135

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

601 W. 1st Avenue, Spokane, Washington 99201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 838-3111

None

(Former name or former address, if change since last report)

SIGNATURES

Item 5. Other Events.

     The Registrant’s wholly owned subsidiary, Metropolitan Investment Securities, Inc. (“MIS”), a National Association of Securities Dealers, Inc. member firm, intends to cease operations and customer transactions on December 15, 2003. MIS will no longer have the ability to sell the Registrant’s securities which in the past had been a significant source of liquidity for the Registrant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT SECURITIES, INC.

Date: December 12, 2003	By:	/s/ William A. Smith

William A. Smith,
Principal Financial Officer